Exhibit 99.1

Clayton Williams Energy Announces First Quarter 2012 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--April 25, 2012--Clayton Williams Energy, Inc. (the “Company”) (NASDAQ:CWEI) today reported its financial results for the first quarter of 2012.

Financial Results for the First Quarter of 2012

Net income attributable to Company stockholders for the first quarter of 2012 (“1Q12”) was $7.8 million, or $0.64 per share, as compared to a net loss of $7.9 million, or ($0.65) per share, for the first quarter of 2011 (“1Q11”). Cash flow from operations for 1Q12 was $52.3 million as compared to $33.3 million for 1Q11.

The key factors affecting the comparability of financial results for 1Q12 versus 1Q11 were:

  Oil and gas sales increased $12.1 million in 1Q12 versus 1Q11. Price variances accounted for $8 million of the increase and production variances accounted for $3.3 million. Average realized oil prices were $100.76 per barrel in 1Q12 versus $88.93 per barrel in 1Q11, and average realized gas prices were $3.86 per Mcf in 1Q12 versus $5.24 per Mcf in 1Q11. In addition, oil and gas sales in 1Q12 include $864,000 of amortized deferred revenue attributable to a volumetric production payment (“VPP”) granted effective March 1, 2012 in connection with the previously announced mergers of 24 Southwest Royalties, Inc. limited partnerships (“SWR Mergers”). Reported production and related average realized sales prices exclude volumes associated with the VPP.
  Oil and gas production per barrel of oil equivalent (“BOE”) increased 2% in 1Q12 as compared to 1Q11, with oil production increasing 3% and gas production declining 5%. Oil production increased to 929,000 barrels, or 10,209 barrels per day, as compared to 899,000 barrels, or 9,989 barrels per day, while gas production declined to 2 Bcf, or 22,121 Mcf per day as compared to 2.1 Bcf or 23,478 Mcf per day for 1Q11. Oil and natural gas liquids comprised 75% of the Company’s BOE production in 1Q12.
  Production costs increased 17% from $24.8 million in 1Q11 to $29.1 million in 1Q12 due to a combination of more producing wells and rising costs of field services.
  Loss on derivatives for 1Q12 was $6.9 million ($4.4 million realized loss on settled contracts and a $2.5 million non-cash mark-to-market loss) versus a loss in 1Q11 of $46.3 million ($1.7 million realized loss on settled contracts and a $44.6 million non-cash mark-to-market loss). See accompanying tables for additional information about the Company’s accounting for derivatives.
  Depreciation, depletion and amortization expense increased 32% to $31.2 million in 1Q12 versus $23.7 million in 1Q11 due primarily to a 25% increase in the average depletion rate per BOE of production. Most of the increase related to the Company’s emerging Wolfbone play in Reeves County, Texas.
  General & Administrative ("G&A") expenses were $15 million in 1Q12 versus $12.5 million in 1Q11. Non-cash employee compensation expense from incentive compensation plans accounted for $6.2 million in 1Q12 versus $7.4 million in 1Q11. Cash G&A expenses, excluding non-cash employee compensation expense, increased to $8.8 million in 1Q12 from $5.1 million in 1Q11 due primarily to transaction costs of $1.2 million related to the SWR Mergers and charitable contributions of $1 million.
  Interest expense increased to $8.8 million in 1Q12 from $6.4 million in 1Q11 due primarily to the increase in the total aggregate principal amount of the Senior Notes from $225 million to $350 million.
  The Company recorded a gain of $13.2 million in 1Q11 on the sale of two 2,000 horsepower rigs and related equipment for total consideration of $22 million, consisting of $11 million cash and a promissory note for $11 million. No significant gains or losses were reported in 1Q12.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, April 25th at 10:00 am CT (11:00 am ET). The dial-in conference number is: 877-868-1835, passcode 71637012. The replay will be available for one week at 855-859-2056, passcode 71637012.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended
	March 31,
	2012	2011
REVENUES
Oil and gas sales	$107,030	$94,932
Natural gas services	350	409
Drilling rig services	1,552	260
Gain on sales of assets	137	13,572
Total revenues	109,069	109,173

COSTS AND EXPENSES
Production	29,055	24,820
Exploration:
Abandonments and impairments	1,340	877
Seismic and other	2,012	1,278
Natural gas services	258	263
Drilling rig services	2,430	786
Depreciation, depletion and amortization	31,232	23,744
Accretion of asset retirement obligations	699	674
General and administrative	15,015	12,499
Loss on sales of assets and impairment of inventory	233	196
Total costs and expenses	82,274	65,137
Operating income	26,795	44,036

OTHER INCOME (EXPENSE)

Interest expense	(8,763)	(6,412)
Loss on early extinguishment of long-term debt	-	(4,594)
Loss on derivatives	(6,909)	(46,345)
Other	900	1,087

Total other income (expense)	(14,772)	(56,264)

Income (loss) before income taxes	12,023	(12,228)

Income tax (expense) benefit	(4,244)	4,353

NET INCOME (LOSS)	$7,779	$(7,875)

Net income (loss) per common share:
Basic	$0.64	$(0.65)
Diluted	$0.64	$(0.65)

Weighted average common shares outstanding:
Basic	12,164	12,156
Diluted	12,164	12,156

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	March 31,	December 31,
	2012	2011
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$32,043	$17,525
Accounts receivable:
Oil and gas sales	43,641	41,282
Joint interest and other, net	15,123	14,517
Affiliates	786	990
Inventory	55,288	44,868
Deferred income taxes	6,734	8,948
Prepaids and other	15,986	14,813
	169,601	142,943
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,252,587	2,103,085
Natural gas gathering and processing systems	30,266	26,040
Contract drilling equipment	82,600	75,956
Other	20,375	19,134
	2,385,828	2,224,215
Less accumulated depreciation, depletion and amortization	(1,190,055)	(1,156,664)
Property and equipment, net	1,195,773	1,067,551

OTHER ASSETS
Debt issue costs, net	11,167	11,644
Fair value of derivatives	1,417	-
Other	4,227	4,133
	16,811	15,777

	$1,382,185	$1,226,271

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$82,834	$98,645
Oil and gas sales	34,854	37,409
Affiliates	1,897	1,501
Fair value of derivatives	10,036	5,633
Accrued liabilities and other	20,545	13,042
	150,166	156,230

NON-CURRENT LIABILITIES
Long-term debt	624,547	529,535
Deferred income taxes	136,239	134,209
Fair value of derivatives	-	494
Asset retirement obligations	48,440	40,794
Other	71,513	21,508
	880,739	726,540

STOCKHOLDERS' EQUITY
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,216	1,216
Additional paid-in capital	152,515	152,515
Retained earnings	197,549	189,770
Total stockholders' equity	351,280	343,501

	$1,382,185	$1,226,271

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$7,779	$(7,875)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	31,232	23,744
Exploration costs	1,340	877
(Gain) loss on sales of assets and impairment of inventory, net	96	(13,376)
Deferred income tax expense (benefit)	4,244	(4,353)
Non-cash employee compensation	6,257	7,401
Unrealized loss on derivatives	2,493	44,627
Accretion of asset retirement obligations	699	674
Amortization of debt issue costs	496	568
Loss on early extinguishment of long-term debt	-	4,594
Amortization of deferred revenue from volumetric production payment	(864)	-

Changes in operating working capital:
Accounts receivable	(2,762)	(5,721)
Accounts payable	(6,772)	(11,954)
Other	8,083	(5,915)
Net cash provided by operating activities	52,321	33,291

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(164,845)	(82,993)
Proceeds from volumetric production payment	44,423	-
Proceeds from sales of assets	1	11,002
Change in equipment inventory	(12,326)	10,516
Other	(68)	(120)
Net cash used in investing activities	(132,815)	(61,595)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	95,012	293,000
Repayments of long-term debt	-	(256,165)
Premium on early extinguishment of long-term debt	-	(2,765)
Proceeds from exercise of stock options	-	26
Net cash provided by financing activities	95,012	34,096

NET INCREASE IN CASH AND CASH EQUIVALENTS	14,518	5,792

CASH AND CASH EQUIVALENTS
Beginning of period	17,525	8,720

End of period	$32,043	$14,512

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Oil and Gas Production Data:
Oil (MBbls)	929	899
Gas (MMcf)	2,013	2,113
Natural gas liquids (MBbls)	100	83
Total (MBOE)	1,365	1,334

Average Realized Prices (a) (b):
Oil ($/Bbl)	$100.76	$88.93
Gas ($/Mcf)	$3.86	$5.24
Natural gas liquids ($/Bbl)	$45.87	$48.34

Gain (Loss) on Settled Derivative Contracts (b):
($ in thousands, except per unit)
Oil:
Net realized loss	$(4,416)	$(6,778)
Per unit produced ($/Bbl)	$(4.75)	$(7.54)

Gas:
Net realized gain	$-	$5,060
Per unit produced ($/Mcf)	$-	$2.39

Average Daily Production:
Oil (Bbls):
Permian Basin Area:
Reeves	1,102	-
Other	5,699	6,177
Austin Chalk/ Eagle Ford Shale	2,995	3,329
Other	413	483
Total	10,209	9,989

Natural Gas (Mcf):
Permian Basin Area:
Reeves	649	7
Other	12,234	13,920
Austin Chalk/ Eagle Ford Shale	2,147	1,940
Other	7,091	7,611
Total	22,121	23,478

Natural Gas Liquids (Bbls):
Permian Basin Area:
Other	746	618
Austin Chalk/ Eagle Ford Shale	267	226
Other	86	78
Total	1,099	922

	Three Months Ended
	March 31,
	2012	2011

Oil and Gas Costs ($/BOE Produced):
Production costs	$21.29	$18.61
Production costs (excluding production taxes)	$17.29	$14.67
Oil and gas depletion	$21.77	$17.46

General and Administrative Expenses (in thousands):
Excluding non-cash employee compensation	$8,758	$5,098
Non-cash employee compensation (c)	6,257	7,401
Total	$15,015	$12,499

(a)

Oil and gas sales include $864,000 of amortized deferred revenue attributable to a volumetric production payment ("VPP") effective March 1, 2012. The calculation of average realized sales prices excludes production of 11,377 barrels of oil and 4,699 Mcf of gas associated with the VPP.

(b)	Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2012 or 2011 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2012 and 2011 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(c)	Non-cash employee compensation relates to the Company's non-equity award plans.

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF EBITDAX
(Unaudited)
(In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, net (gain) loss on sales of assets and impairment of inventory, loss on early extinguishment of debt and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended
	March 31,
	2012	2011

Net income (loss)	$7,779	$(7,875)
Interest expense	8,763	6,412
Income tax (benefit) expense	4,244	(4,353)
Exploration:
Abandonments and impairments	1,340	877
Seismic and other	2,012	1,278
Net (gain) loss on sales of assets and impairment of inventory	96	(13,376)
Loss on early extinguishment of long-term debt	-	4,594
Depreciation, depletion and amortization	31,232	23,744
Accretion of asset retirement obligations	699	674
Amortization of deferred revenue from volumetric production payment	(864)	-
Non-cash employee compensation	6,257	7,401
Non-cash changes in fair value of derivatives	2,493	44,627

	$64,051	$64,003

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY OF OPEN COMMODITY DERIVATIVES
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to March 31, 2012.

	Oil
Swaps:	Bbls	Price
Production Period:
2nd Quarter 2012	410,000	$95.70
3rd Quarter 2012	384,000	$95.70
4th Quarter 2012	362,000	$95.70
2013	1,200,000	$104.60
2014	600,000	$99.30
	2,956,000

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com
or
Michael L. Pollard, 432-688-3029
Chief Financial Officer